SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549
                             SCHEDULE 14A INFORMATION
                                 Proxy Statement
         (Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

                           Filed by the Registrant [ X ]
                   Filed by a Party other than the Registrant [  ]

                             Check the appropriate box:
                         [  ] Preliminary Proxy Statement
                          [X] Definitive Proxy Statement
                        [   ] Definitive Additional Materials
        [   ] Soliciting Materials Pursuant to  240.14a-11 or 240.14a-12

                           KILLEARN PROPERTIES, INC.
                 (Name of Registrant as specified in its Charter)

                           KILLEARN PROPERTIES, INC.
                  (Name of Person(s) Filing Proxy Statement

               Payment of Filing Fee (Check the appropriate box):

                              [X]  No fee required.
 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

(4)  Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration No.:

   (3) Filing Parties:

   (4) Date Filed:









                     NOTICE  OF ANNUAL SHAREHOLDER MEETING

To the Shareholders of Killearn Properties, Inc.

The 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Killearn Properties, Inc., a Florida corporation (the "Company"), will be held at the Corporate Office at 385 Country Club Drive, Stockbridge, Georgia, on Friday, September 25, 1998, at 10:00 A.M., local time, for the following purposes:

     (1) To elect one person to the Company's Board of Directors, as is more fully described in the accompanying Proxy Statement, to hold office until his term of office expires and until their successors are duly elected and qualified; and
     (2) To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

The Board of Directors has fixed the close of business on July 31, 1998, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any and all adjournments thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                    By Order of the Board of Directors

                                    Becky Christian
                                    Secretary

August 14, 1998

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND
THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS
PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.



















                            KILLEARN PROPERTIES, INC.
                             385 COUNTRY CLUB DRIVE
                           STOCKBRIDGE, GEORGIA 30281

                                 PROXY STATEMENT

                       1998 Annual Meeting of Shareholders
                         To Be Held on September 25, 1998

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of KILLEARN PROPERTIES, INC., a Florida corporation (the "Company"), of proxies from the holders of the Company's common stock for use at the 1998 Annual Meeting of Shareholders of the Company to be held at the Company's corporate offices at 385 Country Club Drive, Stockbridge,
Georgia 30281, on Friday, September 25, 1998 at 10:00 A.M., local time, and at any and all adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

The Annual Report to Shareholders of the Company for the fiscal year ended April 30, 1998 (the "Annual Report"), is being mailed with this Proxy Statement but does not form a part hereof. Shareholders should review the information provided herein in conjunction with the Annual Report.

This Proxy Statement and the accompanying form of proxy are first scheduled to be mailed to shareholders of the Company on or about August 25, 1998.


INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company's Board of Directors. all proxies which are properly executed will be voted at the Annual Meeting as specified in the form of proxy. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective unless written notice of the revocation is received by the Company at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, officers, directors and employees of the Company may solicit proxies personally and by telephone. Such persons will receive no compensation for soliciting proxies. The Company may request banks, brokers and other custodian, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.









PURPOSE OF THE MEETING

At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:
     (1) To elect one person to the Company's Board of Directors to hold office until his term of office expires and until his successor is duly elected and qualified; and
     (2) To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted in favor of all proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

Outstanding Share of Common Stock and Voting Rights

In accordance with the provisions of the Florida Business Corporation Act and the Bylaws of the Company, the Board of Directors of the Company has fixed the close of business on July 31, 1998 as the record date (the "Record
Date") for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on the Record Date will be entitled to vote at the Annual Meeting.

As of the Record Date, there were issued and outstanding 887,412 shares of common stock of the Company, par value $.10 per share (the "Common Stock"). Each share of Common Stock entitles the holder thereof to one vote on all
matters brought before the Annual Meeting.   The presence in person or by
proxy of a majority of the shares of Common Stock shall constitute a quorum at the Annual Meeting. To be elected, nominees for Director must receive a plurality of the votes cast by holders of shares of Common Stock present or represented at the Annual Meeting. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote, but are not counted as votes "for" or "against" any matter. The inspector of elections will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefor would not be considered by the inspectors when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.



Security Ownership of Management

As of July 15, 1998, the beneficial ownership of shares of Common Stock by each of the Company's present directors and nominees and all of the Company's present directors and executive officers as a group was as set forth in the following table:



                 Name and Address            Number of shares       Percent
Title of Class   of Beneficial Owner         Beneficially Owned    of Class

Common           J. T. Williams, Jr.         32,000   (3)              3.6%
                 100 Eagle's Landing Way
                 Stockbridge, GA  30281

Common           Mallory E. Horne            -0-                        --
                 Rt. 1, Box 942
                 Tallahassee, FL  32317

Common           Melvin L. Pope, Jr.         300      (2)               (1)
                 625 N. Adams Street
                 Tallahassee, FL  32301

Common           David K. Williams           -0-                        --
                 385 Country Club Dr.
                 Stockbridge, GA 30281

Common           All Directors and           32,300   (2)(3)           3.6%
                 Executive Officers of
                 the Company, including
                 the above named individuals
                 as a Group (4 persons)




(1) Less than 1% of number of issued and outstanding shares of Common Stock.
(2) Includes 25 shares of Common Stock held by Mr. Pope's wife and
275 shares of Common Stock held by Mr. Pope as custodian for his children.
(3) Includes 32,000 shares held by Killearn, Inc., a corporation controlled by J.T. Williams, Jr.











Ownership of Common Stock by Certain Beneficial Owners

The following table sets forth certain information as of July 15, 1998 with respect to all persons and entities known by the Company to be the beneficial owners of more than five percent (5%) of the outstanding stock of the Company's Common Stock:

                    Name and Address           Number of shares      Percent of
Title of Class      of Beneficial Owner        Beneficially Owned      class

Common              Killearn Properties, Inc.         86,280             9.72%
                    Profit Sharing Plan
                    385 Country Club Drive
                    Stockbridge, GA  30281

Common              Wimberly Investment Funds, L.P.  315,430     (1)     35.6%
                    Suite 300
                    3000 Corporate Center Drive
                    Morrow, GA  30260

Common              Proactive Technologies, Inc.     132,000     (1)     14.9%
                    7118 Beech Ridge Trail
                    Tallahassee, FL  32312

Common              Southeastern Asset
                    Management, Inc.                  82,000     (2)      9.2%
                    Suite 301, 860 Ridge
                    Lake Blvd.
                    Memphis, Tennessee 38119



(1)  Based on filings made with the Securities and Exchange Commission.

(2) According to Schedule 13-D, these shares are subject to option with Proactive Technologies, Inc.

Change in Control

In January 1998, the Wimberly Investment Fund, L.P. ("Wimberly"), filed a Schedule 13D disclosing that it had acquired beneficial ownership of 315,430 shares of Common Stock, or approximately 35.5% of the outstanding Common Stock. According to the Schedule 13D, Wimberly is a Georgia limited partnership whose sole general partner is Hudson Bridge Company, Inc., a Georgia corporation. James M. Baker is the President and Director of Hudson Bridge Company, Inc.
and Frank Baker is a Director of Hudson Bridge Company, Inc. According to the Schedule 13D, (i) Wimberly purchased the 315,430 shares of Common Stock from Proactive Technologies, Inc. ("Proactive"), in a private foreclosure sale conducted by Killearn, Inc., as a secured creditor, on January 15, 1998, for $7.25 per share, (ii) the acquisition was financed by a 1 year, 8.5% loan from Killearn, Inc., secured by a pledge of the acquired shares and (iii) Wimberly has acquired the shares for investment purposes only. The Company does not have any arrangements or understandings with Wimberly, including but not limited to election of Directors, and changes of officers, or any Other matters relating to the management of the Company. J.T. Williams Jr., a director of the Company, is the President and a director of Killearn, Inc. and David K. Williams, the Company's President and Director, is a director and shareholder of Killearn Inc. Messrs. J.T. and David K Williams own 66.36% and 12.045% respectively, of Killearn Inc.


ELECTION OF DIRECTORS

The business of the Company is managed by the Company's Board of Directors which, in accordance with the Company's Articles of Incorporation and Bylaws, may consist of not less than three nor more than fifteen persons. The Board of Directors has fixed the number of directors of the Company at four persons and, at present, there are four persons serving on the Company's Board of Directors.

The Company's Articles of Incorporation provide that the Board of Directors shall be divided into four classes and that each class shall be as nearly equal in number as possible. As a result, the Company has four classes of directors, with each class comprised of one director. Each class of the Company's directors serves for a period of four years. The term of office of the one director expires in 2002, while the terms of office of the Company's other three classes of directors will expire in 1999, 2000 and 2001, respectively. The nominee for director listed below intends, if elected, to hold office until his term of office expires in 2002 and until his successor is duly elected and qualified. In the event that a nominee is unable to serve for any reason, the proxies will be voted by the proxy-holders for a substitute chosen by the Board of Directors.

The following table sets forth certain information with respect to the nominee for director and the directors continuing in office:

NOMINEES FOR DIRECTOR



                          Business                          Director      Term
Name                Age   Experience                        Since       Expires

Mallory E. Horne     73   Of counsel to the law firm of       1990         1998
                          Akerman, Senterfitt & Eidson, PA
                          Director, Public Employee
                          Relations Commission, State
                          of Florida, from 1991 to 1996.
                          Former Member Florida Senate and
                          Florida House of Representatives.

Current Directors Whose Terms of Office Will Continue Subsequent to the Annual
Meeting
                          Business                          Director      Term
Name                Age   Experience                        Since       Expires

J.T. Williams, Jr.   65   Chairman of the Board and          1964          2001
                          President of the Company
                          from 1970 until October 1996;
                          President of Killearn, Inc.,
                          a privately owned company which
                          owned and managed the Eagle's Landing
                          Golf and County Club until May 1998,
                          and owns the Inn at Eagles Landing
                          since October 1996.

Melvin L. Pope, Jr.  65   General Agent, Northwestern        1977          2000
                          Mutual Life Insurance Company,
                          for more than twenty years.

David K. Williams    38   President of the Company           1992          1999
                          since August 1997 and Chief
                          Executive Officer of the Company
                          since January 1998.  Executive
                          Vice President of the Company
                          from May 1994 to August 1997.
                          President of the Company's Florida
                          operations from June 1989 to
                          May 1994.


No family relationship exists between any of the members of the Board of Directors of the Company, or between any of the members of the Board of Directors and the executive officers of the Company, except that J. T. Williams, Jr., Director, is the father of David K. Williams, Director and President.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

The Board of Directors
and Committees of the Board

The Board of Directors of the Company held a total of fifteen meetings during the fiscal year ended April 30, 1998. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the total number of meetings of the Committees on which he served. For fiscal 1998, each director was paid a fee for their services of $9,000. For fiscal 1999, each director
will receive a fee for their services of $12,000.   Directors are reimbursed
for their out-of-pocket expenses incurred in attending Board and committee meetings. J.T. Williams, Jr. also receives compensation under an employment entered into September 1996. See "Certain Relationships and Related Transactions

The Company's Board of Directors has an Audit Committee and a Compensation Committee. The Company's Board of Directors does not have a Nominating Committee. This function is performed by the Company's Board of Directors as a whole. During fiscal 1998, additional fee of $10,000 was paid to each of Messrs. Horne and Pope by the Company for their services on committees of the Board.

Audit Committee

The Audit Committee is comprised of Messrs. Horne and Pope. During the fiscal year ended April 30, 1998, one meeting of the Audit Committee was held.

The Audit Committee's responsibility is to ascertain that the Company's financial statements reflect fairly the financial condition of the Company and to appraise the soundness, adequacy and application of accounting and operating controls. The Audit Committee recommends independent auditors to the Board of Directors, reviews the scope of the audit functions of the independent auditors and reviews audit reports rendered by the independent auditors.

Compensation Committee

The Compensation Committee is comprised of Messrs. Horne and Pope. During the 1998 fiscal year, one meeting of the Compensation Committee was held.

The Compensation Committee's responsibility is (i) to review all employment agreements and other compensation arrangements for all of the Company's executive officers, (ii) to review all agreements between the Company and its executive officers and directors, (iii) to review and propose incentive and other compensation plans, such as pension, retirement, profit sharing and stock option plans, for the benefit of the Company's employees, and (iv) to administer the Company's 1992 Incentive Stock Option Plan and the award of stock options to employees of the Company thereunder.

Executive Compensation

The following table sets forth the compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each other individual who served as an executive officer of the Company during fiscal 1998 and whose fiscal 1998 compensation exceeded $100,000 (the "Named Executive Officers").

                   SUMMARY COMPENSATION TABLE

                                         Annual Compensation
                                                                   Other Annual
Name and Principal      Fiscal     Salary              Bonus       Compensation
Position                 Year       ($)                 ($)            ($)(1)

David K. Williams        1998     136,563              32,741             --
President and Chief      1997      95,235              30,000             --
Executive Officer (3)    1996      92,834              78,153             --

Mark A. Conner           1998     100,000                --               --
President (4)

James F. Heidenreich     1998     156,414                --               --
Vice President (5)       1997     132,021                --               --

(continued)

Long-Term
Compensation
                       Fiscal       Option            LTIP           All Other
Name and                Year        Awards           Pay-outs      Compensation
Principal Position                    (#)               ($)              ($)(2)

David K. Williams       1998           0                --               2,304
President and Chief     1997           0                --               2,304
Executive Officer       1996           0                --               2,304

James F. Heidenreich    1998           0                --                --
Vice President (5)      1997           0                --                --





(1) The amount of perquisites and personal benefits provided to each Named Executive Officer is less than $50,000 or 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each Named Executive Officer and, accordingly, has been omitted from the table as permitted by the rules of the Commission.

(2) The amounts disclosed in this column represent payments by the Company of premiums for life insurance on behalf of the named executive officers. See "-Deferred Compensation."

(3) Mr. Williams was appointed President of the Company in August 1997 and Chief Executive Officer of the Company in January 1998.

(4) Mr. Conner was appointed President and Chief Executive Officer of the Company in October 1996. He resigned as President in August 1997 and as Chief Executive Officer in January 1998.

(5) Mr. Heidenreich was terminated as a Vice President of the Company in December 1997.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than 10 percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and beneficial owners of greater than 10 percent of the Company's Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended April 30, 1998 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows:

 (i) Proactive has not yet filed reports on Form 3 or Form 4 with respect to any of its acquisitions or dispositions of shares, and (ii) Mr. J. T. Williams, Jr. filed late reports on Form 4 to reflect his disposition of 551,321 shares of Common Stock in November 1996 and his acquisition of 7,000 shares in June, 1997.

Stock Options

No stock options were granted to or exercised by the Named Executive Officers during fiscal 1998. In addition, at April 30, 1998, none of the Named Executive Officers held any stock options.

Deferred Compensation

The Company has in effect an informal deferred compensation arrangement for the benefit of the President of the Company, pursuant to which the Company pays annually the premiums on life insurance policies on the life of the President. At age 65, the policy can be converted into annuities to provide funds for the retirement of the President. For each of the fiscal years ended April 30, 1996, 1997 and 1998, the Company paid $ 9,404 in premiums on the policies for the benefit of David K. Williams

Certain Relationships and Related Transactions
Transactions with J.T. Williams, Jr.

In May 1996, Proactive Technologies, Inc. ("Proactive"), which at the time was the Company's second largest shareholder (See "-Transactions with Proactive and its Executive Officers and Directors," below), proposed to the Company a transaction pursuant to which the Company would transfer certain of its assets and liabilities to J.T. Williams, Jr., in exchange for 551,321 shares of Common Stock owned by Mr. Williams (approximately 42% of the then outstanding Common Stock) and the cancellation of his option to purchase an additional 100,000 shares of Common Stock. On August 1, 1996 the Company entered into an agreement, subject to shareholder approval, pursuant to which it agreed to transfer to Mr. William in exchange for his Common Stock and cancellation of his stock options, assets comprised principally of the Eagle's Landing Golf Course and Country Club, the Inn at Eagle's Landing, a note for approximately $2 million, approximately 250 acres of commercial and industrial real estate, land sufficient to construct an additional nine hole golf course and the Company's interest in certain joint ventures, subject to certain mortgages and other liabilities. The agreement provided that, subject to shareholder approval, the transaction would be effective as of May 1, 1996. On
September 30, 1996, the shareholders of the Company approved the transfer agreement, and the transaction closed on November 16, 1996. The net assets transferred to Mr. Williams had a historical cost basis of approximately $17,191,000.

As a result of the foregoing transaction, the Company owed Killearn, Inc., the stock of which was transferred to Mr. Williams as part of the transaction, $3,214,776 as of April 30, 1998 and $3,234,844 as of April 30, 1997 which is secured by various mortgages. In addition, pursuant to the terms of the transaction approved by the shareholders, during fiscal 1998 and 1997, the Company paid $415,500 and 247,576respectively, toward the initiation fees for lot purchasers to join the country club, in dues for builder customers $37,392 and $17,220, and in other fees to the country club owned by Killearn, Inc., $36,556 and $5,426. David K Williams, President and director of the Company, and J.T. Williams, Jr., director of the Company, own 12.045% and 66.36%, respectively, of Killearn, Inc.

Also in connection with the transaction on September 30, 1996, the Company entered into an employment agreements with J.T. Williams, Jr., for terms of ten years. The employment agreement provides for an annual salary for the first five years of $200,000 and $150,000 thereafter, plus cost of living increases of 5% per year.

In December 1997, the Company's primary lender notified the Company that it was in default on a $2.4 million note. J.T. Williams, Jr. purchased the note from the lender in January 1998. The loan bears interest at 100% per annum, matures in November 1998 and is collateralized by a $3.5 million dollar note receivable. The Balance at April 30, 1998 was $443,775.

During January 1998, J.T. Williams, Jr. made a loan to the Company in the amount of $406,000 to permit the Company to pay certain past due obligations. This amount was added to the existing Loan (described in "Change in Control" above), with a balance at April 30, 1998 of $3,214,776. This loan currently bears Interest at 10.5%, matures in December 1999 (at which time the Company believes it will be renewed) and is collateralized by a $2.5 million dollar note receivable and certain undeveloped land in Georgia.

Transactions with Proactive and its Executive Officers and Directors

Proactive was the largest shareholder of the Company from November 1996 through January 15, 1998, when most of Proactive's Common Stock was sold to an unrelated party in a private foreclosure sale (see "Change in Control," above.) According to SEC filings made by Proactive, (i) immediately prior to the foreclosure sale, Proactive was the beneficial owner of 447,430 shares of Common Stock, or approximately 50.4% of the outstanding Common Stock, (ii) following the foreclosure sale, Proactive beneficially owned 132,000 shares of Common Stock, for approximately 14.9% of the outstanding Common Stock, and
(iii) Mark A. Conner, Proactive's Chairman of the Board and President and Langdon S. Flowers, a director of Proactive, beneficially owned 22.6% and 16.8%, respectively, of Proactive's common stock at September 30, 1997. Mr. Conner was Chairman of the Board and Chief Executive Officer of the Company from October 1996 to December 1997 and President of the Company from October 1996 to August 1997. Mr. Flowers was a director of the Company from October 1996 to January 1998. In addition, Robert E. Maloney, Corporate Counsel and a director of Proactive, was a director of the Company from October 1996 to January 1998. Messrs. Conner, Flowers and Maloney resigned as directors of the Company in connection with January 27, 1998 settlement agreement described below.


At April 30, 1998, Capital First, which became a wholly owned subsidiary of Proactive, in February 1996, had notes payable to the Company of approximately $2.5 million. Capital First incurred such indebtedness in connection with the purchase of the Company's Florida assets. In November 1993, the Company entered into two agreements to sell substantially all of its Florida assets to Capital First for approximately $25.7 million. As of April 30, 1998, the entire sale had closed. In connection with the sale, Capital First assumed approximately $9.2 million of the Company's debt; issued notes to the Company, secured by a second mortgage on most of the assets purchased, totaling approximately $8.1 million; and paid approximately $8.4 million cash. The notes are payable over the next two years and bear interest at 10% per annum.

During fiscal 1998 and 1997, the Company paid $37,500 and $125,000, respectively in consulting fees to Proactive for services provide by Proactive personnel.

During fiscal 1997, the Company sold a building for $550,000 to a company that later was purchased by Proactive. The purchaser signed a promissory note in the amount of $550,000 and that bore interest at 9% per annum. As part of an overall settlement with Proactive (see below), on January 27, 1998, the Company agreed to reduce the balance of this note to the approximate fair market value of the building of $480,000, which was paid in full during fiscal 1998.

In June 1997, Mark A. Conner acquired a 40% interest in the only other golf course community in Henry County, Georgia, which is a competitor of the Company. In connection with the acquisition, the Company agreed to sell lots in the development for a sales commission of 10%. This agreement was terminated in December 1997.

In 1997, an individual (no longer employed by the Company) who was a Vice President of the Company at the time, and a Vice President of Proactive, purchased a home in the Company's golf course community. The Company sold the home site to the Vice President's builder for $50,000, which was substantially less than market value.

In October 1997 the Company sold 2.28 acres of commercial land for $148,000 to an entity related to Mark A. Conner, the Chairman and Chief Executive Officer of Proactive and former Chairman and Chief Executive Officer of the Company. The Company incurred a loss of $92,222 in connection with the sale.

From time to time during fiscal 1997 and fiscal 1998, the Company advanced funds to Proactive on a non-interest bearing basis for payment of Proactive's operating and other expenses or made payments for such expenses on behalf of Proactive. The largest aggregate net amount of the Company's advances to Proactive outstanding during the fiscal years ended April 30, 1997 and 1998 were approximately $148,000 and $200,000, respectively. All of such advances were repaid as part of the January 27, 1998 settlement agreement described below.

In June 1997, the Company sold nine lots for $12,000 each to Eleuthra
Holdings, Inc., a company owned by Mark A. Conner. At the same time, the Company sold eight lots for the same price to an unrelated third party builder, with which Eleuthra Holdings, Inc. had an agreement for the construction of homes on such lots and the sharing of profits for the venture. The purchase price was paid in cash. During August 1997, Mr. Conner agreed to assign his interest in the profits, if any, from the venture to the Company.

In January 1998, the Company made demand on Proactive to pay three notes which were in default totaling $4.9 million, including past due interest through December 31, 1997. On January 27, 1998, the Company and Proactive entered into an agreement pursuant to which (i) Proactive repaid approximately
$1.5 million of its indebtedness to the Company, (ii) the Company agreed to extent until December 31, 1999 the due date of the approximately $3 million balance of Proactive's debt to the Company, which bears interest at 10% per annum, payable quarterly and (iii) the Company sold to Proactive three parcels of land and its interest in three joint ventures for $4.4 million, which was slightly higher than the book value of these assets. Proactive assumed the outstanding bank debt secured by these assets, together with all contracts and other obligations related to these projects incurred after December 31, 1997. In connection with the agreement, Mark. A Conner, Langdon S. Flowers and Robert E. Maloney resigned as directors of the Company, and Messrs. Conner and Maloney and James F. Heidenreich, a former Vice President of the Company, were paid $75,000, $15,000 and $25,000, respectively, in consideration of their execution of releases in favor of the Company.

Other Related Party Transactions

The Company purchases certain of its life insurance contracts through an insurance agency which is affiliated with Melvin. L. Pope, Jr., a director of the Company. During fiscal 1998 and 1997, payments for premiums on all insurance contracts arranged by this agency were $11,661 and $41,433, respectively. Additional insurance contracts are expected to be purchased by the Company from this agency in the future.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, retained the firm of PricewaterhouseCoopers L L P to serve as the Company's independent certified public accountants for the fiscal year ending
April 30, 1998 and expects that such firm will be retained for the year ending April 30, 1999.

Representatives of PricewaterhouseCoopers L L P are expected to be present at the Annual Meeting to respond to appropriate questions from shareholders, and will have an opportunity, if they desire, to make a statement.


OTHER MATTERS

The management of the Company is not aware of any other business which may come before the Annual Meeting. If any additional matters are properly brought before the Annual Meeting the proxies will be voted at the discretion of the proxy-holders.


Shareholder Proposals to be Presented
at Next Annual Meeting

Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive office, 385 Country Club Drive, Stockbridge, Georgia 30281, for inclusion in the Proxy Statement and Proxy relating to the 1999 Annual Meeting of Shareholders not later than June 8, 1999. Any such proposal must comply with all applicable laws, rules and regulations.